UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 13, 2006

Hythiam, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11150 Santa Monica Boulevard, Suite 1500, Los Angeles, California		90025
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 444-4300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 7.01 Regulation FD Disclosure.

On October 13, 2006 Hythiam entered into its first license agreement for direct third-party reimbursement of the company’s PROMETA Protocols for alcoholism and stimulant dependence. This third-party payor provides medical and behavioral health services for a specific patient population, with a high prevalence of both alcoholism and stimulant dependence, of approximately 5,500 individuals. Hythiam will receive its negotiated government reimbursement rate of $2,500 per individual treated for substance dependency with the PROMETA Protocols. It is expected that treatment of patients will commence immediately upon the completion of training. It is Hythiam’s belief that this relationship is a significant development for its business model. Moreover, with Prometa's success within this patient population, broader reimbursement for similar populations throughout the U.S. can be achieved.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hythiam, Inc.

October 18, 2006	By:	/s/ Chuck Timpe

Name: Chuck Timpe
Title: Chief Financial Officer